DEAN HELLER                                             FILED # C 6214-93
SECRETARY OF STATE                                          NOV 09 2004
204 NORTH CARSON STREET, SUITE 1                           IN OFFICE OF
CARSON CITY, NEVADA 89701-4289                           /S/ DEAN HELLER
(775) 884 5708                                   DEAN HELLER, SECRETARY OF STATE
WEBSITE: SECRETARYOFSTATE.BIZ

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             AMENDMENT TO
      CERTIFICATE OF DESIGNATION
  AFTER ISSUANCE OF CLASS OR SERIES
      (PURSUANT TO NRS 78.1955)
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Important: Read attached instructions         ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.1955 - AFTER ISSUANCE OF CLASS OR SERIES)

1.   Name of corporation:
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GATEWAY DISTRIBUTORS, LTD.
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2.   Stockholder approval pursuant to statute has been obtained.

3.   The class or series of stock being amended:
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Series A Preferred Stock, 200,000 shares
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4.   By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:
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Series A Preferred Stock is to consist of 100,000,000 shares


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5.   Effective date of filing (optional):
                                         ---------------------------------------

6.   Officer Signature (Required):  [ILLEGIBLE]
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IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILING FEE: $175.00

SUBMIT DUPLICATE

This form must be accompanied               Nevada Secretary of State AM 78.1955
by appropriate fees.                                                  After 2003
See attached fee schedule.                                  Revised on: 10/03/03


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